UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 14, 2008, Allin Corporation (the “Company”) and its subsidiaries, and S&T Bank, a Pennsylvania banking association, entered into a Business Loan Agreement (“Loan Agreement”) and a Promissory Note (“Note”) effective upon S&T Bank’s receipt of the executed Loan Agreement and Note. The Loan Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. In addition, each of the Company and its subsidiaries and S&T Bank entered into Commercial Security Agreements, in the form of the Commercial Security Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K. The Commercial Security Agreements were effective upon S&T Bank’s receipt of the executed agreements on February 14, 2008. Collectively, the Loan Agreement, Note and Commercial Security Agreements are referred to as the “S&T Straight Credit Line.” The S&T Straight Credit Line will expire October 30, 2008. Under the S&T Straight Credit Line, the Company may request principal borrowings up to an aggregate amount of $2,000,000. The principal balance of any borrowings will be due at maturity, although the Company may prepay a portion or all of outstanding borrowings at any time during the term of the S&T Straight Credit Line. However, prepayment of principal will not reduce the aggregate principal borrowings and therefore will not create greater borrowing availability than that existing immediately prior to any prepayment.

Loans under the S&T Straight Credit Line bear interest at S&T Bank’s prime interest rate plus one-half percent. As of February 14, 2008, the applicable interest rate was 6.50%. (Exhibit 10.2 has a stated initial rate of 7.75%, which reflected S&T Bank’s prime interest rate of 7.25% as of December 2007.) Interest payments on any outstanding loan balances are due monthly on the thirtieth day of the month. Any unpaid interest balance will be due at maturity.

The S&T Straight Credit Line includes provisions granting S&T Bank a security interest in certain assets of the Company, including its accounts receivable, equipment, lease rights for real property, and inventory. The Company and its subsidiaries, except for Allin Consulting-California and Allin Holdings, are required to maintain depository accounts with S&T Bank, in which accounts S&T Bank has a collateral interest.

The S&T Straight Credit Line includes various covenants relating to matters affecting the Company, including insurance coverage, financial accounting practices, audit rights, prohibited transactions and dividends, which are set forth in their entirety in the text of the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. The covenant concerning dividends prohibits the Company from paying cash dividends or redeeming, purchasing or otherwise acquiring outstanding shares of any class of the Company’s stock, except for dividends payable in the ordinary course of business on the Company’s Series D, F, G and H preferred stock. The S&T Straight Credit Line also includes financial reporting requirements regarding annual audit reports and monthly financial statements. The Company was in compliance with all covenants as of the effective date of the S&T Straight Credit Line and currently remains in compliance with all other covenants.

Events of default under the S&T Straight Credit Line include, among others, failure of the Company to comply with the loan covenants, failure to make required loan payments when due, false representations or statements, insolvency, defective collateralization, creditor or forfeiture proceedings, changes in ownership of 25% or greater of the Company’s common stock and material adverse changes in the Company’s business. If an event of default occurs, S&T Bank, at its option, may make all indebtedness under the S&T Straight Credit Line immediately due and payable. Events of default and the effect of an event of default are described in their entirety in Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Business Loan Agreement entered into among Allin Corporation and its Subsidiaries and S&T Bank, a Pennsylvania banking association

10.2	Promissory Note entered into among Allin Corporation and its Subsidiaries and S&T Bank, a Pennsylvania banking association

10.3	Form of Commercial Security Agreement entered into between each Borrower and S&T Bank, a Pennsylvania banking association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated February 20, 2008	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)